UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2017

NEW AGE BEVERAGES CORPORATION

(Formerly, American Brewing Company, Inc., and Búcha, Inc.)

(Exact name of registrant as specified in its charter)

Washington	333-215267	27-2432263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 East 68th Avenue, Denver, CO	80229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 289-8655

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Explanatory Note

This Form 8-K/A (“Form 8-K/A”) amends the Current Report on Form 8-K filed by New Age Beverages Corporation. (the “Company”) with the Securities and Exchange Commission (“SEC”) on June 13, 2017 (the “Original Form 8-K”). The Original Form 8-K reported under Item 1.01 that the Company entered into an Asset Purchase Agreement, dated March 23, 2017 (the “APA”), as amended pursuant to an Amendment to the Purchase Agreement dated June 9, 2017 (the “Amendment” and collectively with the APA, the “Purchase Agreement”), pursuant to which the Company acquired substantially all of the operating assets of Marley Beverage Company, LLC (“Marley”).

At the Closing of the Purchase Agreement on June 13, 2017, the Company acquired substantially all of the operating assets of Marley, consisting of inventory, accounts receivable, fixed assets and intellectual property in exchange for a purchase price of 3,000,000 shares of the Company’s common stock. The Purchase Agreement provides for an earn out payment of $1,250,000 in cash if the gross revenues of the Marley business during any trailing twelve calendar month period after the Closing Date are equal to or greater than $15,000,000. The earnout, if applicable, will be paid as $625,000 on or before the 15th day after the end of the first trailing twelve calendar month period in which the earnout condition is satisfied, $312,500 not later than the first anniversary of the initial earnout payment, and $312,500 not later than the second anniversary of the initial earnout payment. Pursuant to the terms of the Purchase Agreement, the holders of the shares of Common Stock issued in the acquisition were granted piggyback registration rights, as well as demand registration rights, with the demand registration rights beginning twelve months from the Closing Date. The consummation of the acquisition was subject to customary closing conditions.

The description of the Purchase Agreement found in this Form 8-K/A is not intended to be complete and is qualified in its entirety by reference to the agreements included or incorporated by reference in the Original Form 8-K.

This Form 8-K/A amends Item 9.01 of the Original Form 8-K to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within seventy-one calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to the Original Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired

The following financial statements are filed with this Form 8-K and are incorporated herein by reference:

Exhibit 99.1	●	Audited balance sheets of Marley Beverage Company, LLC as of December 31, 2016 and 2015; respectively, and the related statements of operations, members’ deficit and cash flows for the years then ended;

Exhibit 99.2	●	Unaudited balance sheet of Marley Beverage Company, LLC as of June 13, 2017 and the related statements of operations, members’ deficit and cash flows for the period from January 1, 2017 to June 13, 2017.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements are filed with this Form 8-K as exhibit 99.3 and are incorporated herein by reference:

●	Unaudited pro forma combined balance sheet of the Company and Marley as of December 31, 2016 as if the Acquisition occurred January 1, 2016;

●	Unaudited pro forma combined statements of operations of the Company and Marley for the year ended December 31, 2016 and for the six months ended June 30, 2017 as if the Acquisition occurred January 1, 2015; and

(c)	Exhibits

	Exhibit 23.1	Consent of Accell Audit & Compliance, P.A. to the incorporation of their report on the financial statements of Marley Beverage Company, LLC.

The unaudited pro forma combined financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the Acquisition as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW AGE BEVERAGES CORPORATION

(Registrant)

Date: August 28, 2017	By:	/s/ Brent Willis
Brent Willis
Chief Executive Officer

By:	/s/ Chuck Ence
Chuck Ence
Chief Financial Officer